Exhibit 99.1

Press Release

DG FastChannel(TM) Closes $85 Million Credit Facility
Thursday August 9, 5:48 pm ET

BMO Capital Markets Leads Bank Syndicate

DALLAS—(BUSINESS WIRE)—DG FastChannel, Inc. (NASDAQ: DGIT), the leading provider of digital media services to the advertising, entertainment and broadcast industries, today announced that it closed a new $85 million credit facility with BMO Capital Markets as lead arranger and Wachovia Bank N.A. as agent bank. The new facility, comprised of a five year, $40 million senior secured revolving credit facility and $45 million term loan, replaces DG FastChannel’s prior $35 million credit facility with Wachovia Bank N.A.

DG FastChannel, Inc. intends to use borrowings under the new credit facility for the previously announced acquisition of GTN, Inc., for $11.5 million cash, $7 million for the Point.360’s Ads Distribution operations transaction and for general corporate purposes. Both the Point.360’s Ads Distribution transaction and the GTN transaction are expected to close in the 2007 third quarter. As of June 30, 2007, DG FastChannel, Inc. had net debt of $24.9 million and total debt of $33.1 million.

Omar Choucair, Chief Financial Officer of DG FastChannel, stated, “Our bank group’s commitment to DG FastChannel underscores the viability of the Company’s historical operating plan and prospects for the future. DG FastChannel has experienced significant growth in its operating results, particularly with improving operating efficiencies related to the integration of several complementary businesses. This new credit facility solidifies the Company’s capital structure and provides significant borrowing capacity and financial flexibility for DG FastChannel to continue pursuing its strategies.”

The bank group consists of: BMO Capital Markets (lead arranger), Wachovia Bank N.A. (co-agent), First Tennessee Bank, N.A., First Bank, Webster Bank N.A. and Bank of the West.

About DG FastChannel, Inc.

DG FastChannel (DGIT: Nasdaq) is the leading provider of next generation workflow solutions, digital media technology and delivery services to America’s most esteemed brands. The Company’s delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. DG FastChannel’s service and proprietary product set are integrated to provide content providers, including brands and commercial production entities, news organizations, syndicated programmers, and video news release producers and broadcasters end-to-end digital solutions that maximize efficiency while reducing costs. DG FastChannel’s advanced capabilities include online delivery of high-definition (HD) content, re-purposing of broadcast video for the Internet, management of digital assets, and ubiquitous satellite and Internet reach resulting in the industry’s highest levels of reliability, speed and quality.

Safe Harbor for Forward-Looking Statements

Statements in this Press Release may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed acquisition of GTN and the Point.360 advertising distribution operations and its relationship with Viewpoint Corporation. All statements included in this Press Release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that either or both of the GTN and Point.360 acquisitions will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the GTN or Point.360 acquisitions; the risk that GTN’s, Pathfire’s or Point.360’s respective operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the GTN, Pathfire and Point.360 acquisitions may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Contact:

DG FastChannel, Inc.

Omar Choucair, Chief Financial Officer, 972-581-2000

Or

Jaffoni & Collins Incorporated

Joseph Jaffoni, 212-835-8500

dgit@jcir.com